EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the application of our report dated February 25, 2002, except for Note 14 which is as of March 20, 2002, included in this Form 10-K/A of Exten Industries, Inc., relating to their consolidated financial statements for the year ended November 30, 2001, and previously filed Form S-8 No. 333-40752.


Swenson Advisors, LLP


San Diego, California
March 21, 2002